Exhibit 99.(n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333-272606 on Form N-2 of Brookfield Infrastructure Income Fund Inc. our report dated September 7, 2023, relating to the financial statements of Brookfield Infrastructure Income Fund Inc. as of and for the period from November 17, 2022 (date of formation) to August 25, 2023 and our report dated April 14, 2023, relating to the financial statements of Brookfield Infrastructure Income Fund SCSp, (the “Predecessor Fund”), as of and for the period from October 4, 2022 (Inception) through December 31, 2022, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 7, 2023